UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025
Klaviyo, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-41806 (Commission File Number)	46-0989964 (I.R.S. Employer Identification Number)

125 Summer Street, 6th Floor, Boston, MA		02110
(Address of principal executive offices)		(Zip Code)

(617) 213-1788
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A common stock, par value $0.001 per share	KVYO	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 14, 2025, Klaviyo, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters (the “Underwriters”), and the selling stockholder, Andrew Bialecki, the Company’s Chief Executive Officer and co-founder.
Pursuant to the terms of the Underwriting Agreement, Mr. Bialecki sold an aggregate of 10,969,078 shares (the “Shares”) of the Company’s Series A common stock, par value $0.001 per share (“Series A common stock”), to the Underwriters at a price per share of $32.8950 (the “Offering”). The Company did not receive any proceeds from the sale of the Shares by Mr. Bialecki. In connection with the Offering, Mr. Bialecki exercised stock options to purchase 21,429,184 shares of the Company’s Series B common stock, par value $0.001 per share, that were set to expire on August 31, 2025 and September 28, 2025 (the “Option Exercises”), and sold 10,969,078 of these shares in the Offering, following conversion to Series A common stock. All of the net proceeds Mr. Bialecki received were used to satisfy taxes incurred in connection with the Option Exercises.
The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-285069) filed on February 19, 2025, as supplemented by a preliminary prospectus supplement dated May 13, 2025 and a final prospectus supplement dated May 14, 2025. The Underwriting Agreement contains customary representations, warranties and covenants, customary conditions to closing, indemnification obligations of the Company, Mr. Bialecki and the Underwriters, including for liabilities under the Securities Act and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and are subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
The Offering closed on May 16, 2025. A copy of the legal opinion and consent of Goodwin Procter LLP relating to the Shares is attached as Exhibit 5.1 hereto.
Item 7.01. Regulation FD Disclosure.
Press Releases Relating to the Offering
On May 13, 2025, the Company issued a press release announcing the Offering. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
On May 14, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.
Press Release Relating to Adoption of Stock Trading Plan
On May 13, 2025, the Company issued a press release announcing that, following the closing of the Offering, Mr. Bialecki plans to adopt a prearranged stock trading plan in accordance with Securities and Exchange Commission guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the policies of the Company regarding stock transactions. A copy of this press release is furnished as Exhibit 99.3 to this report and is incorporated herein by reference.
The information in Exhibits 99.1, 99.2 and 99.3 is intended to be furnished under Item 7.01 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 14, 2025, by and among Klaviyo, Inc., Goldman, Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters, and Andrew Bialecki.
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).
99.1	Launch Press Release issued by Klaviyo, Inc., dated May 13, 2025.
99.2	Pricing Press Release issued by Klaviyo, Inc., dated May 14, 2025.
99.3	Press Release Relating to Adoption of Stock Trading Plan issued by Klaviyo, Inc., dated May 13, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2025	KLAVIYO, INC.

	By:	/s/ Amanda Whalen
	Name:	Amanda Whalen
	Title:	Chief Financial Officer